UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2016

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 2, 2016, Yum! Brands, Inc., a North Carolina corporation (the “Company”) and certain subsidiaries that operate the Company’s KFC, Pizza Hut and Taco Bell businesses entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., on behalf of itself and the initial purchasers named therein, under which three subsidiaries, KFC Holding Co., Pizza Hut Holdings, LLC and Taco Bell of America, LLC, as co-issuers (collectively, the “Issuers”), have agreed to jointly issue and sell $1.05 billion aggregate principal amount of the Issuers’ 5.00% Senior Notes due 2024 and $1.05 billion aggregate principal amount of the Issuers’ 5.25% Senior Notes due 2026 (collectively, the “Notes”) and the Company and the subsidiary guarantors named therein (collectively, the “Guarantors”) have agreed, jointly and severally, to guarantee the Notes on a senior unsecured basis. The closing of the sale of the Notes is scheduled for June 16, 2016 and subject to customary closing conditions specified in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the Guarantors. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the initial purchasers against certain liabilities.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Purchase Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01    Other Events.

On June 2, 2016, the Company issued a press release announcing pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Purchase Agreement dated June 2, 2016 among KFC Holding Co., Pizza Hut Holdings, LLC, the Guarantors named therein and Goldman, Sachs & Co., as representative of the purchasers named therein.

99.1	Press Release issued by the Company on June 2, 2016 announcing pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	June 6, 2016	/s/ William L. Gathof
Vice President, Treasurer